                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. 4)

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                       INTERNATIONAL JENSEN INCORPORATED
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                (Name of Registrant as Specified In Its Charter)

                      MARC T. TANENBERG, VICE PRESIDENT
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/X/  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.

     1) Title of each class of securities to which transaction applies:

        Common Stock, par value $.01 per share
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        5,738,132
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         $11.00 for 2,138,778 shares plus $8.90 for 3,599,354 shares
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

         $55,560,890
        ------------------------------------------------------------------------
     5) Total fee paid:

         $11,113
        ------------------------------------------------------------------------
/x/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

[LOGO]  INSTITUTIONAL
        SHAREHOLDER
        SERVICES-SM-
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PROXY ALERT: INTERNATIONAL JENSEN, INC.


IJIN (OTC)

SPECIAL MEETING: August 28, 1996

RECORD DATE: July 15, 1996

SECURITY ID: 459721106 (CUSIP) 45972110 (CUSIP)


ALERT: The Delaware Chancery Court has denied the motions for a preliminary injunction filed by Emerson Radio Corp. and certain International Jensen shareholders seeking to enjoin Jensen's proposed merger with Recoton Corp. and the sale of its original equipment manufacturing business to Jensen Chairman and CEO Robert Shaw. The merger is being put to a shareholder vote on Aug. 28. The court stated that were the transaction enjoined, there would be a risk to shareholders that Recoton would abandon any merger plans, and it would be unlikely that any other bidder would appear on the scene other than Emerson. Moreover, Emerson presently has no financing and showed no evidence of being able to fund any future bid. In the discovery taken in connection with Emerson's motions, it was found that its Bankers Trust bridge loan had expired on Aug. 2, and its credit line from Congress Financial was conditioned on the Bankers Trust commitment.

The court also disagreed with Emerson's argument that the auction process was unfair, noting that Recoton's price of $11.00 per share was the highest price offered. Although Emerson proposed to pay $12.00 per share to public shareholders, the transaction offered a lower price to Robert Shaw and the Blair Fund, which they were unwilling to accept. Accordingly, the court said that Mr. Shaw and the Blair Fund would have to be treated equally with public shareholders in an Emerson transaction, which would result in a reallocation of the total consideration to $10.34 per share.


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International Jensen, Inc. -        -C-1996, Institutional Shareholder Services
August 23, 1996                                             Phone: 301/718-2255
Shirley Westcott, Senior Analyst